SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2004

RICHARDSON ELECTRONICS, LTD

(Exact Name of Registrant as Specified in Charter)

Delaware	0-12906	36-2096643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, La Fox, IL	60147-0393
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 208-2200

Item 9. Regulation FD Disclosure

For Immediate Release

For Details Contact:

Ed Richardson                                                  Dario Sacomani

Chairman and Chief Executive Officer            Senior Vice President and

Richardson Electronics, Ltd.                            Chief Financial Officer

Phone:  (630) 208-2340                                    Richardson Electronics, Ltd.

E-mail:  info@rell.com

Richardson Announces Date of Year-End Fiscal 2004 Earnings Conference Call

LaFox, IL, Wednesday June 16, 2004:  Richardson Electronics, Ltd. (NASDAQ: RELL) plans to release financial results for its fiscal fourth quarter and full fiscal year 2004, ended May 29, 2004, after the close of the business on Monday, June 21, 2004. The release will be distributed by PR Newswire and will be available on the Company's website at www.rell.com.

On Tuesday, June 22, 2004 at 7:00 a.m. CDT, Mr. Edward J. Richardson, Chairman and Chief Executive Officer will host a conference call to discuss the release. A question and answer session will be included as part of the call's agenda. To listen to the call, please dial 888-273-9887 approximately five minutes prior to the start of the call. A replay of the call will be available from 10:30 a.m. on June 22, 2004 through September 23, 2004. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 735771.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of "engineered solutions," serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers' needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD

Dated: June 16, 2004	By:	/s/ DARIO SACOMANI
	Name:	Dario Sacomani
	Title:	Senior Vice President and Chief Financial Officer